Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed on or about April 30, 2010 of Microtune, Inc. of our report dated February 22, 2008, with respect to the consolidated financial statements for the year ended December 31, 2007 of Microtune, Inc. included in Microtune, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Dallas, Texas

April 30, 2010